EXHIBIT 99.(2)

AMENDED AND RESTATED
BYLAWS
OF
LAZARD GLOBAL TOTAL RETURN AND INCOME FUND, INC.

A Maryland Corporation

ARTICLE I

OFFICES

SECTION 1. Principal Office in Maryland. Lazard Global Total Return and Income Fund, Inc. (the “Corporation”) shall have a principal office in the City of Baltimore, State of Maryland.

SECTION 2. Other Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Place. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with the Bylaws and stated in the notice of the meeting.

SECTION 2. Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without the purposes having been specified in the notice unless otherwise provided by statute, the Corporation’s charter, as amended, supplemented and corrected from time to time (the “Charter”), or these Bylaws.

SECTION 3. Special Meetings.

(a) General. The Chairman of the Board, the President or the Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Subject to subsection (b) of this Article II, Section 3, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, the President or the Board of Directors, whoever shall have called the meeting. In fixing a date for any special meeting, the Chairman of the Board, the President or the Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

(b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Board of Directors, the Chairman of the Board or the President may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

SECTION 4. Meetings by Remote Communication. At the discretion of the Board of Directors, and subject to any guidelines and procedures that the Board of Directors may adopt from time to time, stockholders and proxy holders not physically present at a meeting of the stockholders, by means of remote communication may participate in the meeting of stockholders and may be considered present in person and may vote at the meeting of the stockholders, whether the meeting is held at a designated place or solely by means of remote communication. The Corporation shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a stockholder or proxy holder. The Corporation shall implement reasonable measures to provide the stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and in the event any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Corporation.

SECTION 5. Notice of Meetings. Not less than ten nor more than 90 days before each stockholders’ meeting, the Secretary shall give notice in writing or by electronic transmission of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. A stockholder may revoke consent given, whether affirmative or implied, by written notice to the Corporation. The notice shall state the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at the stockholder’s address as it appears on the records of the Corporation or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notice given by electronic transmission shall be considered ineffective if the Corporation is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Secretary, an Assistant Secretary, the transfer agent or other person responsible for giving notice. The inadvertent failure to deliver any notice by electronic transmission does not invalidate any meeting or other action. An affidavit of the Secretary, an Assistant Secretary, the transfer agent or other agent of the Corporation that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit.

The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 6(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

SECTION 6. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 6(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 6(a).

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 6, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of any such other business, such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 6 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 6(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”),

(A) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; and

(B) whether such stockholder believes any such Proposed Nominee is, or is not, an “interested person” of the Corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “1940 Act”) and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;

(ii) as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other closed-end investment company (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the

Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 6(a) and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(5) Notwithstanding anything in this subsection (a) of this Section 6 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 6(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 6(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 6, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person or is an officer, director, partner, member, employee or agent of such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 6 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 6. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (a)(3) of this Section 6 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 6 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 6. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 6, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 6 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 6.

(2) Only such individuals who are nominated in accordance with this Section 6 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 6. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 6.

(3) For purposes of this Section 6, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the 1940 Act.

(4) Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 6. Nothing in this Section 6 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 6 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act. The requirements of this Section 6 shall apply to the first annual or special meeting of stockholders held after the 2011 annual meeting of stockholders.

SECTION 7. Quorum; Voting. Except as otherwise provided by statute or by the Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the Charter. The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

SECTION 8. Adjournment. Whether or not a quorum is present, any meeting of the stockholders convened on the date for which it was called may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken, by the chairman of the meeting. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in these Bylaws, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth in these Bylaws.

SECTION 9. Organization and Conduct. Except as may be otherwise determined by the Board of Directors, every meeting of stockholders shall be conducted by Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the President, any Vice Presidents in order of their rank and seniority, the Secretary, the Chief Financial Officer, the Treasurer or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be open and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 10. Proxies. A stockholder may vote the stock he owns of record either in person or by written proxy signed by the stockholder or by his duly authorized agent. Stockholders also may authorize others to act as proxies by means of facsimile signatures, electronic transmissions, telephonic means, internet transmissions and other reasonable means authorized or accepted by the Corporation, subject to the reasonable satisfaction of the Corporation that the stockholder has authorized the creation of the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

SECTION 11. Fixing of Record Date for Determining Stockholders Entitled to Vote at Meeting. The Board of Directors shall set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than 90 or fewer than ten days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to notice of and to vote at such meeting and any adjournment thereof.

SECTION 12. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 13. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Charter, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed in paper or electronic form with the records of stockholder meetings.

SECTION 14. Meeting by Conference Telephone. Stockholders may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participating in a meeting by these means constitutes presence in person at the meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. Except as otherwise provided in the Corporation’s Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation’s Charter or by these Bylaws.

SECTION 2. Authority to Retain Experts and Advisers. The directors who are not “interested persons” (as that term is defined in the 1940 Act) of the Corporation may hire employees and retain experts and advisers, including independent legal counsel, at the expense of the Corporation, to the extent such directors deem necessary to carry out their duties as directors.

SECTION 3. Number, Election and Term of Directors. The number of directors constituting the entire Board of Directors may be changed from time to time by a majority of the entire Board of Directors; provided, however, that the number of directors shall in no event be fewer than that required by law, nor more than 25. Beginning with the first annual meeting of stockholders of the Corporation held after the initial public offering of shares of the Corporation and if at such time, the number of directors shall be three or more, (the “First Annual Meeting”), the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. At the First Annual Meeting, directors of Class I shall be elected to the Board of Directors for a term expiring at the next succeeding annual meeting of stockholders, directors of Class II shall be elected to the Board of Directors for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders. At each subsequent annual meeting of stockholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders subsequent to their election. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article III, and each director elected shall hold office for the term provided above and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these Bylaws, or as otherwise provided by statute or the Corporation’s Charter. Any vacancy created by an increase in directors may be filled in accordance with Section 5 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 4 of this Article III at the time of the decrease.

SECTION 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the President or the Secretary of the Corporation. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

SECTION 5. Removal of Directors. As provided in the Charter, a director of the Corporation may be removed from office only for cause and then only by vote of the holders of at least 75% of the votes entitled to be cast for the election of directors.

SECTION 6. Vacancies. Subject to the provisions of the 1940 Act, any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause including an increase in the number of directors, shall be filled by a vote of the majority of the remaining Directors whether or not sufficient to constitute a quorum. Notwithstanding the foregoing, if the stockholders of any class of the Corporation’s capital stock are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or the sole remaining director elected by that class may fill any vacancy among the number of directors elected by that class. Any director appointed by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor has been elected and qualifies. Any director elected by the stockholders to fill a vacancy shall hold office for the balance of the term of the director he replaced.

SECTION 7. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting, or by means of remote communication, if so designated by the Board.

SECTION 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors, or by means of remote communication, if so designated by the Board.

SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called by two (2) or more directors of the Corporation or by the Chairman of the Board or the President.

SECTION 10. Annual Meeting. The annual meeting of the newly elected and other directors shall be the first meeting after the meeting of the stockholders at which the newly elected directors were elected. No notice of such annual meeting shall be necessary if such meeting is held immediately after the adjournment, and at the site, if any, of the meeting of stockholders or, if the annual meeting of stockholders is held by remote communication, then the annual meeting of the directors may, if the Board so determines, also be by remote communication. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

SECTION 11. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting, or that the meeting is being held by means of remote communication, and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication or electronic transmission, at least 24 hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three days before the day on which the meeting is to be held. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his agent is personally given such notice in a telephone call to which the director or his agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

SECTION 12. Quorum and Voting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group. Except as expressly required by statute, the Charter or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by statute, the Charter or these Bylaws.

SECTION 13. Organization. The Chairman of the Board, if any, shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President (if he is a director), or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as Secretary of the meeting and keep the minutes of the meeting.

SECTION 14. Chairman of the Board of Directors. The Board of Directors may designate from among its members a Chairman of the Board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the Chairman of the Board as an executive or non-executive Chairman. The Chairman shall be ex officio a member of all committees designated by the Board of Directors except as otherwise determined by the Board of Directors. He shall have authority to execute bonds, instruments and contracts on behalf of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 15. Committees. The Board of Directors may designate one or more committees of the Board of Directors, including an executive committee, an audit committee, an investments committee and a valuation committee, each consisting of one or more directors. To the extent provided in the resolutions adopted by the Board of Directors, unless prohibited by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

SECTION 16. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, in paper or electronic form, are filed with the minutes of the proceedings of the Board or committee.

SECTION 17. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting, provided, however, that such participation shall not constitute presence in person with respect to matters which the 1940 Act, and the rules thereunder require the approval of directors by vote cast in person at a meeting.

SECTION 18. Compensation. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting

SECTION 19. Reliance. Each director and officer of the Corporation shall, in the performance of his duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

SECTION 20. Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction

SECTION 21. Emergency Provisions. Notwithstanding any other provision in the charter or these Bylaws, this Section shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

OFFICERS, AGENTS AND EMPLOYEES

SECTION 1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary, a Chief Financial Officer, a Treasurer, and an Assistant Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint any other officers, assistant officers, agents and employees it deems necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify in more than one capacity any instrument required by law to be executed, acknowledged or verified by more than one officer. The Board of Directors may from time to time elect such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and may appoint, or delegate to the President the power to appoint, such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

SECTION 2. Tenure of Officers. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Each officer shall hold his office until his successor is elected and qualifies or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors when, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any officer of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

SECTION 3. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

SECTION 4. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

SECTION 5. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to the office.

SECTION 6. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

SECTION 7. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

SECTION 8. President. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and directors. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have and exercise all the powers and authority of the Chairman of the Board in the event of the Chairman’s absence or inability to act or during a vacancy in the office of Chairman of the Board. He shall have the authority to execute instruments and contracts on behalf of the Corporation and shall sign and execute all instruments required to be signed and executed by the President of the Corporation. He shall also have such other duties and responsibilities as shall be assigned to him or her by the Chairman or the Board of Directors.

SECTION 9. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

SECTION 10. Chief Financial Officer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Chief Financial Officer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation’s funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Chief Financial Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

The Chief Financial Officer may delegate certain of his duties to a separately chosen Treasurer.

SECTION 11. Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation’s funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the President or the Chief Financial Officer.

SECTION 12. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Chairman of the Board or the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or the Treasurer, perform the duties and exercise the powers of the Chief Financial Officer or the Treasurer. They shall perform such other duties and have such other powers as the Chairman, the Board of Directors or the President may from time to time prescribe.

SECTION 13. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to any stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

SECTION 14. Assistant Secretaries. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Chairman of the Board or the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Chairman, President or the Board of Directors may from time to time prescribe.

SECTION 15. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE V

STOCK

SECTION 1. Stock Certificates. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each holder of stock of the Corporation shall be entitled to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the Corporation owned by him or her; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by the officers of the Corporation in the manner permitted by Maryland law and may be sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

SECTION 2. Stock Ledger. There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the shareholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.

SECTION 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

SECTION 4. Regulations. The Board of Directors may authorize the issuance of uncertificated securities. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them which may be facsimiles.

SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

SECTION 6. Fixing of Record Date for Dividends, Distributions, etc. The Board (or, to the extent permitted by law, a Board committee or an officer of the Corporation so empowered by the Board) may fix, in advance, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

SECTION 1. Indemnification of Directors and Officers. To the maximum extent permitted by the General Corporation Law, in effect from time to time, the Corporation shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, partnership, limited liability company, real estate investment trust, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon the election of a director or officer. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (“disabling conduct”).

SECTION 2. Advances. Any current or former director or officer of the Corporation seeking an advance of expenses within the scope of this Article shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither “interested persons” as defined in Section 2(a)(19) of the 1940 Act, nor parties to the proceeding (“disinterested non-party directors”), or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

SECTION 3. Procedure. At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the 1933 Act, and the 1940 Act, as those statutes are now or hereafter in force, whether the standards required by this Article VI have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought, finding that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

SECTION 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article VI to the extent permissible under the Maryland General Corporation Law, the 1933 Act, and the 1940 Act, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

SECTION 5. Other Rights. The indemnification provided by this Article VI shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer.

SECTION 6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him or her in any such capacity, or arising out of his status as such.

ARTICLE VII

GENERAL

SECTION 1. Seal. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words “Corporate Seal” and “Maryland” and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced. In lieu of affixing the seal, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 2. Electronic Transmission. An electronic transmission is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by the recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process.

SECTION 3. Waiver of Notice. Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

SECTION 4. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and/or plural, as the identity of the person(s) may in the context require.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended by the Board of Directors, subject to the requirements of the 1940 Act; provided, however, that no amendment of these Bylaws shall affect any right of any person under Article VI hereof based on any event, omission or proceeding prior to the amendment. These Bylaws may not be amended by the stockholders of the Corporation.

Amended and Restated as of: January 31, 2019

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